Exhibit 99.1

                        [Logo]

                     Crowe Chizek

            REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
AMBANC Corp.
Vincennes, Indiana

We have audited the consolidated balance sheet of AMBANC
Corp. as of December 31, 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended
December 31, 1994 and 1993, prior to the subsequent restatement for the 1995 pooling of interests. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

The consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended
December 31, 1993 have been restated to reflect the pooling of interests in 1994. Separate financial statements for the other companies included in the 1993 restated financial statements were audited and reported on by other auditors, which statements reflect net income of $862 for the year ended December 31, 1993.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMBANC Corp. as of December 31, 1994, and the results of its operations and its cash flows for the years ended December 31, 1994 and 1993, prior to the subsequent restatement for the 1995 pooling of interests, in conformity with generally accepted accounting principles.

As disclosed in the Notes to the consolidated financial statements, in 1993 the Corporation changed its method of accounting for income taxes, postretirement benefits and certain securities.


                              /s/ Crowe, Chizek and
                              Company LLP

                              Crowe, Chizek and Company
                              LLP

Indianapolis, Indiana
January 27, 1995